EXHIBIT 14(b)

APPENDIX A

BlackRock Funds III Money Market Funds	Maximum 12b-1 Fee	Administration Fee	Maximum Shareholder Servicing Fee[1]	Maximum Processing Fee[1]	Minimum Investment	Maximum Initial Sales Charge/CDSC	Conversion Features/ Exchange Privileges
a. BlackRock Cash Funds: Institutional
Aon Captives Share Class Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	0.10% None None None None None None	0.05% 0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None None 0.13%	$500,000 $100 million $25 million $10 million $1 million $100 million $100,000	None None None None None None None	None None None None None None None

b. BlackRock Cash Funds: Prime
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million $100 million $100,000	None None None None None None	None None None None None None

c. BlackRock Cash Funds: Government
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million $100 million $100,000	None None None None None None	None None None None None None

d. BlackRock Cash Funds: Treasury
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million $100 million $100,000	None None None None None None	None None None None None None

[1]	All shareholder servicing fees and processing fees will be paid by the Funds’ administrator; so shareholders will not bear any of these fees in addition to the administration fee.

APPENDIX B

Each non-Money Market Fund of BlackRock Funds III may offer the following classes of shares: Investor A Shares; Investor A1 Shares; Investor C Shares; Investor C1 Shares; Service Shares; Institutional Shares; Class R Shares and Class K Shares.

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through a Fund’s transfer agent, subject to restrictions described in its prospectus.

Investor A Shares shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the Fund’s prospectus. When the aggregate offering price of Investor A Shares of the Funds purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Investor A Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Fund Advisors or any other affiliate of PNC Bank, National Association or Merrill Lynch & Co., Inc. (collectively, “BlackRock Advisors”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock Advisors) (collectively, “Service Agents”) for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Investor A1 Shares

Investor A1 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional Investor A1 Shares shall only be issued in connection with the reinvestment of dividends and other distributions. Investor A1 Shares of a Fund may be subject to a front-end or contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus.

Investor A1 Shares of a Fund shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A1 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Investor A1 Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Investor C Shares

Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through a Fund’s transfer agent, subject to restrictions described in their prospectus. Investor C Shares generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

Investor C Shares shall bear the expense of distribution, shareholder servicing and administration fees described in a Fund’s prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising a Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Investor C1 Shares

Investor C1 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional Investor C1 Shares shall only be issued in connection with the reinvestment of dividends and other distributions. Investor C1 Shares generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable Fund’s prospectus.

Investor C1 Shares of a Fund shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C1 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Investor C1 Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Service Shares

Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in the applicable prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations (“Direct Service Investors”) and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Fund shall not be subject to a sales charge.

Service Shares of a Fund shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.

Institutional Shares

Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

Institutional Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Fund shall not be subject to a sales charge.

Class R Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Class K Shares

Class K shares shall be available only to (i) qualified recordkeepers with a distribution and/or fund servicing agreement (establishing an omnibus trading relationship) maintained with a Fund’s distributor, (ii) defined benefit plans, defined contribution plans, endowments and foundations with greater than $10 million in a qualified tax-exempt plan, (iii) employers with greater than $10 million in the aggregate between qualified and non-qualified plans that they sponsor, or (iv) institutions and individuals with a minimum initial investment in a Fund of $5 million.

Class K shares are not subject to sales charges or distribution fees.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Amended and approved by the Board of Trustees of BlackRock Funds III on February 14, 2011.

Amended and approved by the Board of Trustees of BlackRock Funds III on May 17, 2011.

Amended and approved by the Board of Trustees of BlackRock Funds III on September 20, 2012

Amended and approved by the Board of Trustees of BlackRock Funds III on February 21, 2014.

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